Exhibit (d)(13)

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated July 16, 2026, is made by and among, Kuva Labs Inc., a Delaware corporation (“Parent”), Kuva Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Lisata Therapeutics, Inc., a Delaware corporation (the “Company”), amends certain provisions (as set forth herein) of that certain Agreement and Plan of Merger, dated March 6, 2026 (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Parent, Purchaser and the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company has agreed to extend the Outside Date as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Extension of Outside Date. Section 8.2(b) of the Merger Agreement is hereby amended to replace the words “July 17, 2026” with the words “July 21, 2026”.

2.
Counterparts; Effectiveness. Except as otherwise expressly provided herein, the terms, provisions and conditions of the Merger Agreement shall remain unchanged and the Merger Agreement shall be construed in a manner consistent with this Amendment. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

KUVA LABS INC.

By:	/s/ Mark Land
Name:	Mark Land
Title:	Chief Executive Officer

KUVA ACQUISITION CORP.

By:	/s/ Mark Land
Name:	Mark Land
Title:	Chief Executive Officer

LISATA THERAPEUTICS, INC.

By:	/s/ David J. Mazzo, Ph.D
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer